UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/13/2015

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number:  1-4462

Delaware	36-1823834
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847)446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2015, the Board of Directors (the “Board”) of Stepan Company (the “Company”) approved amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”), which amendments were effective upon their approval by the Board.  The By-Laws were amended to provide that directors will be elected by a majority of the votes cast in elections for which the number of nominees for election does not exceed the number of directors to be elected at the specific election. The By-Laws previously provided for a plurality vote standard in all director elections.  A plurality vote standard will continue to apply to contested elections where the number of nominees exceeds the number of directors to be elected at the specific election.

In addition, the By-Laws were amended to expressly provide that the advance notice provisions in the By-Laws do not apply to shareholder proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

The By-Laws, as amended as of November 13, 2015, are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.  The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated By-Laws of Stepan Company (Amended as of November 13, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: November 17, 2015	By:	/s/ Kathleen Sherlock
Kathleen Sherlock
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Amended and Restated By-Laws of Stepan Company (Amended as of November 13, 2015)